Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn C. Quirk, John P. Schwartz, Andrew R. French, Jelani Y. Roper and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the following four reorganizations and to file the same, with all exhibits thereto, with the Securities and Exchange Commission:

SP Small Cap Growth Portfolio — AST Small-Cap Growth Portfolio

SP T. Rowe Price Large Cap Growth Portfolio — AST T. Rowe Price Small-Cap Growth Portfolio

SP Large Cap Value Portfolio — AST Large Cap Value Portfolio

SP AIM Core Equity Portfolio — AST Marsico Capital Growth Portfolio

Signature	Title

	Trustee	December 19, 2007
Saul K. Fenster

/s/ Robert F. Gunia	Trustee	December 19, 2007
Robert F. Gunia

/s/ Thomas T. Mooney	Trustee	December 19, 2007
Thomas T. Mooney

/s/ David R. Odenath	Trustee and President	December 19, 2007
David R. Odenath

/s/ F. Don Schwartz	Trustee	December 19, 2007
F. Don Schwartz

/s/ Delayne Dedrick Gold	Trustee	December 19, 2007
Delayne Dedrick Gold

/s/ W. Scott McDonald	Trustee	December 19, 2007
W. Scott McDonald

/s/ Thomas M. O’Brien	Trustee	December 19, 2007
Thomas M. O’Brien

	Trustee	December 19, 2007
John A. Pileski

/s/ Grace C. Torres	Treasurer (Principal Financial	December 19, 2007
Grace C. Torres	and Accounting Officer)

Dated: December 19, 2007